                                                                     EXHIBIT 4.1






                               WAVE SYSTEMS CORP.

                 REGULATION S SECURITIES SUBSCRIPTION AGREEMENT

THE PREFERRED STOCK BEING SUBSCRIBED FOR HEREIN AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE PREFERRED STOCK HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("THE COMMISSION") UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION
S) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

         THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. INVESTMENT IN SUCH SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATIONS OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY ANY U.S. FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT REVIEWED, PASSED UPON, CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT OR ANY INFORMATION PROVIDED BY THE COMPANY TO POTENTIAL INVESTORS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Securities Subscription Agreement (this "Agreement") is executed by the undersigned (the "Subscriber") in connection with the offering and subscription by the undersigned for Series B Preferred Stock, $.01 par value (the "Preferred Stock"), of Wave Systems Corp. (the "Company"). The Preferred Stock is being offered in minimum subscription amounts of at least 10 shares and increments of one (1) share in excess thereof at a purchase price of $10,000 per share of Preferred Stock. The offering is 350 shares of Preferred Stock (the "Offering Amount") or $3,500,000 (the "Offering"). The terms of the Preferred Stock, including the terms on which the Preferred Stock may be converted into Class A Common Stock, $.01 par value (the "Common Stock"), of the Company are set forth in the Certificate of Designation of Series B Preferred Stock (the "Certificate of Designation") in substantially the form attached hereto as Exhibit A. The solicitation of this subscription and, if accepted by the Company, the offer and sale of the Preferred Stock, are being made in reliance upon the provisions of Regulation S promulgated under the Act. The Preferred Stock, and the Common Stock issuable upon conversion thereof (the "Conversion Shares"), are sometimes referred to herein collectively as the "Securities". The Subscriber wishes to subscribe for Preferred Stock in accordance with the terms and conditions of this Agreement.

It is agreed as follows:

1. Offer to Subscribe; Purchase Price; Closing; Placement Fees; and Conditions to Subscriber's Obligations.

         1.1 Offer to Subscriber; Purchase Price. The Subscriber hereby subscribes for and agrees to purchase Preferred Stock for the aggregate purchase price set forth in Section 19 of this Agreement.

         1.2 Closing. The closing of the sale and purchase of the Preferred Stock ("Closing") will occur upon (i) the satisfaction of all conditions described in this Agreement, (ii) sale in this Offering of the Offering Amount of Preferred Stock, and (iii) the satisfaction of all conditions required by the Escrow Agreement ("Escrow Agreement," defined as the agreement between the Company, Tail Wind Fund Ltd. ("Placement Agent"), and Fitzpatrick Eilenberg & Zivian ("Escrow Agent") regarding this Offering). As soon as the subscriptions for the Offering Amount have been accepted by the Company, according to the terms of this Agreement, the Company shall close on the Offering Amount.

         1.3 Placement Fees. The parties hereto acknowledge that the Placement Agent for this Offering will be compensated by the Company in cash. The Placement Agent has acted solely as placement agent in connection with the Offering by the Company of the Preferred Stock pursuant to this Agreement. The information and data contained in this Agreement have not been subjected to independent verification by Placement

         Agent, and no representation or warranty is made by Placement Agent as to the accuracy or completeness of the information contained in this Agreement.

         1.4 Conditions to Subscriber's Obligations. The Subscriber's obligations hereunder are further conditioned upon the following:

                  (i) the Common Stock is listed on the National Association of Securities Dealers, Inc.'s National Market System;

                  (ii) the representations and warranties of the Company are true and correct in all material respects on the Closing Date as if made on such date; and

                  (iii) there have been no material adverse changes in the Company's business prospects or financial condition since the date of the Company's balance sheet dated March 31, 1996.

2. Representations and Covenants; Access to Information; Independent Information; Independent Investigation.

         2.1 Offshore Transaction. The Subscriber represents and warrants to the Company that (i) the Subscriber is not a U.S. person ("U.S. person") as that term is defined in Rule 902(o) of Regulation S and which definition includes, without limitation, a corporation or partnership that is organized under the laws of a jurisdiction other than the United States if it is formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it was organized or incorporated, and is owned, by accredited investors (as defined in Rule 501(a) of Regulation D under the Act) who are not natural persons, estates or trusts; (ii) the Securities were not offered to the Subscriber in the United States and at the time of execution of this Subscription Agreement and the time of any offer to the Subscriber to purchase the Securities hereunder, the Subscriber was physically outside the United States; (iii) the Subscriber is purchasing the Securities for its own account and not on behalf of or for the benefit of any U.S. person and the sale and resale of the Securities have not been prearranged with any U.S. person or buyer in the United States; (iv) the Subscriber agrees, and to the knowledge of the Subscriber, without any independent investigation, each distributor, if any, participating in the offering of the Securities, has agreed, that all offers and sales of the Securities prior to the expiration of a period commencing on the date of the Closing and ending forty days thereafter (the "Restricted Period") shall not be made to U.S. persons or for the account or benefit of U.S. persons and shall otherwise be made in compliance with the provisions of Regulation S;

                  and (v) Subscriber is not an underwriter, dealer, distributor or other person who is participating, pursuant to a contractual arrangement, in the distribution of the Securities offered or sold in reliance on Regulation S.

         2.2 Subscriber's Independent Investigation. The Subscriber, in offering to subscribe for the Securities hereunder, has relied solely upon an independent investigation made by it and its representatives, if any, and has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company which have been filed as exhibits to the Company's filings made under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In making its investment decision to purchase the Preferred Stock, the Subscriber is not relying on any oral or written representations or assurances from the Company or any other person other than as set forth in this Agreement, or on any information other than that contained or incorporated by reference in the Company's (i) Annual Report on Form 10-K for the year ended December 31, 1995 (the "Company's 10-K"), (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and (iii) the Company's two press releases, dated May 15, 1996 (collectively, the "Disclosure Documents"). The Subscriber has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment. The Subscriber is an accredited investor as defined in Rule 501 of Regulation D. The Subscriber assumes, without any independent investigation, that neither the Company nor Placement Agent has offered the Preferred Stock to any prospective investors in the U.S. or to any U.S. person unless such U.S. person is a professional fiduciary of a non-U.S. person (as defined in Section (o)(2) through (o)(4) of Rule 902 of Regulation S).

         2.3 Subscriber's Economic Risk. The Subscriber understands and acknowledges that an investment in the Securities involves a high degree of risk. Subscriber acknowledges that there are limitations on the liquidity of the Securities. The Subscriber represents that the Subscriber is able to bear the economic risk of an investment in the Securities, including a possible total loss of investment. In making this statement the Subscriber hereby represents and warrants to the Company that the Subscriber has adequate means of providing for the Subscriber's current needs and contingencies; that Subscriber is able to afford to hold the Securities for an indefinite period; and that Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the investment in the Securities. Further, the Subscriber represents, as of the date of signing this Agreement, that the Subscriber has no present need for liquidity in the Securities and the Subscriber is willing to accept such investment risks.

         2.4 No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon or made any recommendation or endorsement of the Company, the Offering or the subscription for the Securities.

         2.5 No Directed Selling Efforts in Regard to This Transaction. To the knowledge of the Subscriber, without any independent investigation, neither the Company, Placement Agent nor any other distributor participating in the Offering (if any), nor any person acting for the Company, Placement Agent or any such distributor, has conducted any "directed selling efforts" in the United States as the term "directed selling efforts" is defined in Rule 902(b) of Regulation S, which in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities being offered in reliance on Regulation S. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, that refers to the offering of the Securities in reliance on Regulation S.

         2.6 Company's Reliance on Representations of Subscribers. This Agreement is made by the Company with each Subscriber in reliance upon such Subscriber's representations and covenants made in this Section 2, which reliance by his, her or its execution of this Agreement the Subscriber hereby confirms.

         2.7 Securities Not Registered Under the Act or Any State Act. Subscriber understands that the Preferred Stock and the Conversion Shares have not been registered under the Act or any state securities laws ("State Acts") and are being offered and sold pursuant to Regulation S based in part upon the representations of Subscriber contained herein.

         2.8 No Public Solicitation. Subscriber knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Securities.

         2.9 Investment Intent. Subscriber is acquiring the Preferred Stock to be issued and sold hereunder (and the Conversion Shares) for his, her or its own account (or a trust account if such Subscriber is a trustee) for investment and not as a nominee and not with a view to the distribution thereof. Subscriber understands that Subscriber must bear the economic risk of this investment indefinitely unless such Preferred Stock or such Conversion Shares are registered pursuant to the Act and any applicable State Acts, or an exemption from such registration is available, and that the Company has no present intention of registering any such sale of the Preferred Stock or Conversion Shares. Subscriber represents and warrants to the Company, as of the date of this Agreement, that Subscriber has no present plan or intention to sell the Preferred Stock or the Conversion Shares in the United States at any predetermined time, and has made no predetermined arrangements to sell the Preferred Stock or the Conversion Shares. Subscriber covenants that neither Subscriber nor its affiliates nor any person acting on its or their behalf has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument, contract, arrangements or position with respect to the Preferred Stock or Common Stock anytime after the earlier of (i) the time Subscriber first received the term sheet (the "Term Sheet") concerning this Offering and (ii) the time that Subscriber was first notified by Placement Agent of the existence of the Offering (the earlier of which is referred to as the "Time of Notification of the Offering") until the end of the Restricted Period, or for the intended purpose of lowering the price at which the Preferred Stock is convertible into Conversion Shares; and neither Subscriber nor any of its affiliates nor any person acting on its or their behalf will at any time use Conversion Shares to settle/cover any put option, short position or other similar instrument, contract, arrangements or position entered into after the Time of Notification of the Offering (except that transactions constituting "short exempt" transactions under SEC rules shall be permissible).

         2.10 Subscriber Not to Sell or Transfer Securities in Violation of the Securities Laws. Subscriber covenants that he, she or it will not knowingly make any sale, transfer or other disposition of the Preferred Stock or the Conversion Shares in violation of the Act (including Regulation S), the Exchange Act, any applicable State Acts or the rules and regulations of the Commission or of any state securities commissions or similar state authorities promulgated under any of the foregoing.

         2.11 Subscriber's Power and Authority. Subscriber has the full power and authority to execute, deliver and perform this Agreement. This Agreement, when executed and delivered by Subscriber, will constitute a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms.

         2.12 Signatory's Representation. The signatory to this Agreement hereby represents and warrants that he, she or it is either:

                  (a) not a U.S. person (as defined in Regulation S), and is not located in the U.S. at the time of singing this Agreement, or

                  (b) a professional fiduciary of Subscriber (as described in Section (o)(2) through (o)(4) of Rule 902 of Regulation S), acting solely in his capacity as holder of such account, as a fiduciary, executor, administrator, or trustee.

         2.13 No Tax Advice From Company or Its Agents. Subscriber has had an opportunity to review with his, her or its own tax advisors the foreign, U.S. federal, state and local tax consequences of this investment, and the transactions contemplated by this Agreement. Subscriber is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that Subscriber (and not the Company) shall be responsible for the Subscriber's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

         2.14 No Legal Advice from Company or Its Agents. Subscriber acknowledges that he, she or it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his, her or its own legal counsel. Subscriber is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement, except for representations, warranties and covenants set forth herein and in the opinion provided for in Section 7.3 herein.

         2.15 Offering Material Statement. Subscriber acknowledges that all offering materials and documents received by it in connection with the offers and sales of the Securities included statements to the effect of those contained in the first legend set forth on the first page of this Agreement.

         2.16 No Scheme to Evade Registration. Subscriber's acquisition of the Preferred Stock is not a transaction (or any element of a series of transactions) that is part of a plan or scheme to evade the registration provisions of the Act.

3.       Resales of Securities by Subscriber.

         Subscriber acknowledges, covenants and agrees that the Securities may and will only be resold by it in the U.S. (a) in compliance with Regulation S and applicable State Acts, if any; or (b) pursuant to an exemption from registration under the Act and applicable State Acts after the Restricted Period; or (c) pursuant to an effective and current Registration Statement under the Act.

         The Company will effect the transfer of Preferred Stock on the Company's books and will issue and deliver new Preferred Stock in the purchaser's name (and, in the case of a resale of the Preferred Stock or the underlying Conversion Shares after the Restricted Period, free of any restrictive legend restricting transfer under the Act) within three (3) business days of receipt of a facsimile copy of the Preferred Stock or Conversion Shares with a request for transfer or reissuance. The party requesting such issuance shall promptly forward the original certificates to the Company.

4.       Legends; Subsequent Sale of Securities.

         4.1 Preferred Stock Legend. The Preferred Stock shall bear a legend substantially in the form of the first legend set forth on the first page of this Agreement (the "Regulation S Restrictive Legend") and any other legend or legends as are reasonably required to comply with the state, U.S. federal, or foreign law.

         4.2 The Shares Obtained Upon Conversion Shall Not Bear a Restrictive Legend. Assuming that there are no changes in the material facts set forth in Section 2 of this Agreement or applicable law from the date hereof until the Date of Conversion (as that term is defined in the Certificate of Designation) the Conversion Shares obtained upon a conversion after the Restricted Period shall not bear any restrictive legend restricting transfer under the Act, nor shall any stop order be placed on the books of the Transfer Agent (as defined below).

         4.3 Removal of Legend for Pledge With a Margin Account. Upon the submission, at any time after the expiration of the Restricted Period, by Subscriber of a written request for removal of the Regulation S Restrictive Legend for the purpose of a bona fide pledge or deposit of Preferred Stock with a margin account, together with the Preferred Stock for which legend removal is being requested, the Company shall immediately re-issue the Preferred Stock without any restrictive legend restricting transfer under the Act, or the Company shall instruct its designated transfer agent ("Transfer Agent") to do so, assuming that there are no changes in the material facts set forth in Section 2 of this Agreement or applicable law from the date hereof until the date of such submission. Except for the requirements otherwise set forth in this Agreement, and assuming there are no changes after the date hereof in the material facts set forth in Section 2 of the Agreement or applicable law, no action other than as set forth in this Section 4.3 shall be required of the Subscriber to remove the Regulation S Restrictive Legend (unless such pledge or deposit would constitute a violation of securities law).

         4.4 The Company's Instructions to Transfer Agent. The Company will issue to its Transfer Agent an irrevocable instruction letter (the "Irrevocable Instructions to Transfer Agent") to convert the Subscriber's Preferred Stock to Common Stock (in accordance with the Certificate of Designation and so long as
                  Section 4.2 is complied with, free of any restrictive legend restricting transfer under the Act) upon receipt of a request for Conversion from a Subscriber and a facsimile copy of the Preferred Shares, all as provided in the Certificate of Designation.

5.       Issuance of Securities in the Near Future; Notice Requirements.

         The Company shall not issue any debt or equity securities for cash in private capital raising transactions ("Future Offerings") for a period of one hundred and twenty (120) days after the Closing without obtaining the prior written approval of Subscribers holding a majority of the principal amount of Preferred Stock then outstanding, provided that the preceding shall not limit the Company's right to (i) conduct a public offering or (ii) issue stock which is restricted for at least one (1) year and which cannot be registered during such restricted period.

6.       Representations and Warranties of Company.

         Company represents and warrants to Subscriber as follows:

         6.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company, to its knowledge, is not the subject of any pending or threatened investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission which could have a material adverse effect and which have not been disclosed in the reports referred in Section 2.2 above.

         6.2 Corporate Condition. The Company's condition was, in all material respects, as described in the Disclosure Documents at the respective dates thereof. Except for normal year-end adjustments that are not, in the aggregate, material, there has been no material adverse change in the Company's business or financial condition or prospects since March 31, 1996. The Disclosure Documents are true and correct, in all material respects, and the financial statements contained in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial position and results of operation and cash flows of the Company on a consolidated basis, for the periods then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents. The Company has paid all material taxes which are due, except for taxes which it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending, or to the best of the Company's knowledge, threatened against the Company, except as disclosed in the Disclosure Documents. This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein or necessary to make statements contained therein or herein not misleading in the light of the circumstances under which they were made.

         6.3 Authorization. All corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Preferred Stock being sold hereunder and issuance of the Common Stock obtainable on conversion of the Preferred Stock have been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms. The Company has obtained all consents and approvals required for it to execute, deliver, and perform this Agreement. The Company is not in violation or default of any provisions of its Certificate of Incorporation or By-laws, as amended and in effect on and as of the date of this Agreement, or of any material provision of any instrument or contract to which it is a party or by which it is bound or of any material provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company except where such violation, default or conflict would have no material adverse affect on the Company's business prospects or financial condition, or on the transaction contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

         6.4 Valid Issuance of Securities. The Preferred Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be validly issued and binding obligations of the Company, enforceable in accordance with their terms, and, based in part upon the representations of the Subscriber in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws. The Common Stock issuable upon conversion of the Preferred Stock, when issued in accordance with the terms of the Preferred Stock, shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of Subscriber of the Preferred Stock, will be issued in compliance with all applicable U.S. federal securities laws and State Acts. The Shares will be issued free of any preemptive right. The Company currently has at least 2,150,000 shares reserved for issuance upon conversion of the Preferred Stock.

         6.5 Current Public Information. The Company represents and warrants to the Subscriber that the Company is a "reporting issuer" as defined in Rule 902(I) of Regulation S and it has a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or is required to file reports pursuant to
                  Section 13 or 15(d) of the Exchange Act, and has filed all the materials required to be filed as reports pursuant to the Exchange Act for a period of at least twelve months preceding the date hereof (or for such shorter period as the Company was required by law to file such material), and all such filings have been made on a timely basis. The Company undertakes to furnish the Subscriber with copies of such information as may be reasonably requested by the Subscriber prior to consummation of this Offering.

         6.6 No Securities Offered in U.S. or to any U.S. Person. The Company represents that it has not offered the Preferred Stock to the Subscriber in the U.S. or to any person in the United States or any U.S. person (as defined in Regulation S) unless such U.S. person is a professional fiduciary of a non-U.S. person (as defined in Section (o)(2) through (o)(4) of rule 902 of Regulation S).

         6.7 No Directed Selling Efforts in Regard to this Transaction. Neither the Company, nor to the knowledge of the Company, the Placement Agent, any other distributor participating in the Offering (if any), or any person acting for the Company, the Placement Agent or any such distributor, has conducted any "directed selling efforts" in the United States, as the term "directed selling efforts" is defined in Rule 902(b) of Regulation S with respect to the Offering, which in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities being offered in reliance upon Regulation S. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in the publications with a general circulation in the United States, that refers to the offering of the Securities.

         6.8 Capitalization Structure of the Company. The capitalization of Company, as of the date of the Closing, after giving effect to the issuance of the Securities in this Offering, is as set forth in Exhibit C.

         6.9 Termination Date of Offering. In no event shall the Closing occur later than June 15, 1996, which date can be extended by up to 10 days upon written approval by the Company and the Placement Agent.

         6.10 Use of Proceeds. As of the date hereof, the Company expects to use the proceeds from this Offering (less fees and expenses) for working capital and general corporate purposes, including the funding of research and development and marketing.

         6.11 Intellectual Property. As set forth in the Company's 10-K, the Company holds valid and enforceable licenses for the use of all patents necessary to conduct the business of the Company. The Company has valid unrestricted, exclusive and enforceable rights in copyrights, trademarks, trademark registrations, trade names, trade secrets, know-how, technology and other intellectual property necessary to conduct the business of the Company. To the best of the Company's knowledge, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's intellectual property rights. There are no restrictions in any agreements, licenses, franchises, or other instruments that are necessary for the conduct of the Company's business as presently conducted or as planned to be conducted in the future that materially interfere with the conduct of such business.

7.       Covenants of Company.

         7.1 Independent Auditors. The Company shall, until at least May 22, 1999, maintain as its independent auditors an accounting firm authorized to practice before the Commission.

         7.2 Corporate Existence and Taxes. The Company shall, until at least the earlier of May 22, 1999, or the conversion or redemption of all the Preferred Shares purchased pursuant to this Agreement, maintain its corporate existence in good standing (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, assumes the Company's obligations with respect to the Preferred Stock) and shall pay all its material taxes when due except for taxes which the Company reasonably disputes.

         7.3 Opinion of Counsel. Subscriber shall, upon purchase of the Preferred Stock, receive an opinion letter from outside counsel to the Company, in the form attached hereto as Exhibit D, to the effect that (i) the Company is duly incorporated and validly existing under the laws of the state of Delaware; (ii) this Agreement, the issuance of the Preferred Shares, and the issuance of the Common Stock upon conversion of the Preferred Shares have been duly authorized by all required corporate action, and that all such Shares of Common Stock, upon delivery, shall be validly issued and outstanding, fully paid and nonassessable; (iii) this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability of any indemnification provisions may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of laws governing specific performance and other equitable remedies; (iv) the performance of this Agreement by the Company will not violate any federal or state law or regulation; and (v) the execution, delivery and performance of this Agreement and the other agreements entered into in connection herewith, does not conflict with or result in a breach of the Company's Certificate of Incorporation, Bylaws, or any agreement relating to the issuance of securities, or the incurrence of funded indebtedness or registration rights, to which the Company is a party or by which its property is bound or any judgment, or decree to which it is subject that is identified to such counsel by the Company.

         7.4 Registration Rights. If there is in the opinion of counsel to the Subscribers a material change in Regulation S which adversely affects the Subscribers' ability to effect resales of the Conversion Shares pursuant to Regulation S, then the Company will upon written demand promptly, but in no event later than thirty (30) days after such demand, file a registration statement covering the Conversion Shares. The Company will use its best efforts to cause such registration statement to become effective within ninety (90) days after filing and maintain the effectiveness of such registration statement until such time as all such Conversion Shares are sold.

         7.5 Payments for Late Conversion. As set forth in the Certificate of Designation, if the Company receives the notice of conversion and a facsimile copy of the Preferred Stock certificate to be converted by 6:00 P.M., the Company shall, within two (2) business days, issue, and cause to be delivered by 6:00 P.M. to a common courier for overnight or two (2) day delivery to the holder of the Preferred Stock (the "Holder"), at the address of the Holder on the books of the Company, a certificate for the number of shares of Class A Common Stock to which the Holder shall be entitled to under the terms of the Certificate of Designation, the Preferred Stock, and this Agreement. If the Company receives the notice of conversion and a facsimile copy of the Preferred Stock certificate to be converted after 6:00 P.M. but before midnight, the Company shall, within three (3) business days, issue, and cause to be delivered by 6:00 P.M. to a common courier for overnight or two (2) day delivery to the Holder, at the address of the Holder on the books of the Company, a certificate for the number of shares of Class A Common Stock to which the Holder shall be entitled under the terms of the Certificate of Designation, the Preferred Stock, and this Agreement. Holder shall cause the original Preferred Stock certificates to be converted to be delivered to the Company within five (5) business days from the date of such notice of conversion. The Company understands that a delay in the issuance and delivery of the shares of Class A Common Stock beyond the Deadline could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay late payments to the Holder for the late issuance of Conversion Shares in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond the deadlines established above):

                                                     Late Payment For Each
                                                     $10,000 Of Principal
                  No. Business Days Late             Amount Being Covered
                  ----------------------             --------------------

                           1                                  $100
                           2                                  $200
                           3                                  $300
                           4                                  $400
                           5                                  $500
                           6                                  $600
                           7                                  $700
                           8                                  $800
                           9                                  $900
                           10                                 $1,000
                           [More than]10                      $1,000 + 200 for each Business
                                                              Day Late beyond 10 days

                  The Company shall pay any payments incurred under this Section 7.6(a) in immediately available funds within three (3) business days from the date of issuance of the applicable Common Stock. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to the Holder pursuant to the terms of the Preferred Stock. In addition, nothing herein shall limit the Subscriber's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

8.       Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A. applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Exchange Act which matters shall be construed and interpreted in accordance with such laws.

9.       Entire Agreement; Written Amendments Required.

         This Agreement, the Escrow Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

10.      Written Notices, Etc.

         Any notice, demand or request required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile (with a hard copy to follow by either overnight or two (2) day courier), addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

11.      Execution in Counterparts Permitted.

         This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

12.      Representations and Warranties Survive the Closing; Agreement is
         Severable.

         The Subscriber's and the Company's representations and warranties shall survive the closing of the transaction. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall to the extent permitted by law continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

13.      Titles and Subtitles; Gender.

         The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neuter pronoun shall be deemed to include a reference to the others.

14.      Exact Registered Name of Security Holder; Offshore Delivery
         Instructions.

         Subscriber agrees to provide Company with the exact name in which he, she or it wishes the Securities to be registered by providing that information on the accompanying signature page of this Agreement. Additionally, Subscriber also agrees to provide Company with detailed delivery instructions to an offshore addressee and will also provide that information on the accompanying signature page of this Agreement.

15.      Limitations on Assignment of this Agreement.

         Neither party to this Agreement may assign this Agreement without the prior written consent of the other (which may be withheld for any reason). This provision does not limit the Subscriber's right to transfer the Securities pursuant to the terms of the Preferred Stock and this Agreement.

16.      Subscription and Writing Instructions; Irrevocability.

         (a) Subscriber shall send a copy of its signed Subscription Agreement by facsimile to the Company and shall send its subscription funds by wire transfer to the Company pursuant to the Escrow Agreement.

         (b) This Agreement shall be accepted by the Company when the Agreement is countersigned by the Company and delivered to the Escrow Agent. The Subscriber hereby confirms that the Company has full right in its sole discretion to accept or reject the subscription of the Subscriber, in whole or in part, provided that, if the Company decides to reject such subscription, the Company must do so promptly and in writing. In the case of rejection, the Company will promptly return any rejected payments (together with any interest earned on such rejected funds in the escrow account) and (if rejected in whole) copies of all executed subscription documents (including without limitation this Agreement) to Subscriber. The Company may terminate this Agreement prior to the Closing if this Agreement is discovered to contain statements that are materially inaccurate or to or omit statements of material fact.

17.      Indemnification.

         The Company shall indemnify and hold harmless the Subscriber, Placement Agent and each of their officers, directors, employees, partners, control persons and agents (a "Subscriber Indemnified Party") who is or may be a party to any threatened, pending, or completed action, suit or proceeding of any kind, against any losses, damages, liabilities and expenses (including reasonable attorneys fees) suffered or incurred by a Subscriber Indemnified Party and not otherwise reimbursed, arising from or due to any material breach of a representation or warranty of the Company contained in this Agreement. The Subscriber shall indemnify and hold harmless the Company and each of their officers, directors, employees, partners, control persons and agents (a

         "Company Indemnified Party") who is or may be a party to any threatened, pending, or completed action, suit or proceeding of any kind, against any losses, damages, liabilities and expenses (including reasonable attorneys fees) suffered or incurred by a Company Indemnified Party and not otherwise reimbursed, arising form or due to any material breach of a representation or warranty of the Subscriber contained in this Agreement.

                           [Intentionally Left Blank]

19.      Amount.

         The undersigned hereby subscribes for ___________________ shares of Preferred Stock, and pays herewith funds in the amount of ______________________ U.S. Dollars ($____________________U.S.) on the
         terms and conditions of this Agreement.

         The undersigned acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below and delivered to the Subscriber.

 Dated this ____ day of _________, 1996.
 _____________________________
 Your Signature

                                         EXACT NAME IN WHICH YOU WANT
                                         THE SECURITIES TO BE REGISTERED
                                         (PLEASE PRINT EXACT REGISTERED NAME)
 _____________________________
 Name:  Please Print

                                         OFFSHORE DELIVERY INSTRUCTIONS:
                                         Please type or print address where your
                                         security is to be delivered:
                                         ATTN:
 _____________________________
 Title/Representative Capacity
                                         __________________________________
                                         Street Address
 _____________________________
 Name of Company You Represent
                                         __________________________________
                                         Street Address
 _____________________________
 Place of Execution of this Agreement
                                         __________________________________
                                         City, State or Province, Country

                                         __________________________________
                                         Offshore Postal Code

                                         __________________________________
                                         Phone Number (For Federal Express)

                                         __________________________________
                                         Facsimile Number (re: Notice)

                  THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE ____ DAY OF ________________, 1996.

                               WAVE SYSTEMS CORP.

                               By:_____________________________
                                           (Signature)

                               Print Name:_____________________
                               Title:__________________________